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EXHIBIT 99.1

NEWS RELEASE

For release November 4, 2003

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION

ANNOUNCES FORMATION OF WHOLE LOAN MORTGAGE SUBSIDIARY

AND MANAGEMENT COMPANY

SANTA MONICA, California – (November 4, 2003) – Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that it has formed a wholly-owned subsidiary to engage in the mortgage loan business. The subsidiary, called Belvedere Trust Mortgage Corporation, has been formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit-quality jumbo adjustable rate, hybrid and second-lien mortgage markets. The subsidiary will also securitize such mortgage loans and sell mortgage-backed securities in the capital markets.

Anworth announced the hiring of Claus Lund as Chief Executive Officer and Russell Thompson as Chief Financial Officer of Belvedere Trust. They will assist in the management of Belvedere Trust through a newly formed management company called BT Management Company, L.L.C. Mr. Lund was previously the Executive Vice President of mortgage asset management at Bank of America and Chief Administrative Officer and Senior Vice President of business process outsourcing at Providian Financial. Mr. Thompson was previously a Vice President and the Manager of mortgage capital markets at Bank of America and Senior Vice President, marketing finance and planning, at Providian Financial.

BT Management Company, L.L.C. is a newly formed Delaware limited liability company that has entered into a management agreement pursuant to which it will manage the day-to-day operations of Belvedere Trust in exchange for a base management and incentive fee. The management company is owned 50% by Anworth, 27.5% by Mr. Lund, 17.5% by Mr. Thompson and 5% by Lloyd McAdams, Anworth’s Chairman and Chief Executive Officer. Anworth has made an initial investment in Belvedere Trust of $25 million to capitalize its initial mortgage operations.

“To date, our business has focused on the acquisition of mortgage-backed securities and generating income based on the yield between the interest earned on such securities and the cost of our borrowings to fund their acquisition. We believe that the formation of Belvedere Trust represents an opportunity for Anworth to potentially diversify sources of income on our interest bearing assets by investing in the whole loan and securitized loan segments of the mortgage market,” said Lloyd McAdams, Chief Executive Officer of Anworth.

Mr. McAdams continued, “Claus Lund and Russell Thompson bring a combined 24 years of mortgage loan experience to our mortgage loan business. Their experience, combined with our track record, is intended to generate increased value for our stockholders. We are very excited about working with Claus and Russell in this new market segment for Anworth. “

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.